UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event report):  January 12, 2006


                            AMS HEALTH SCIENCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    OKLAHOMA                        001-13343                  73-1323256
----------------                ----------------             ---------------
(State or other                 (Commission File              (IRS Employer
 jurisdiction of                     Number)                 Identification
 incorporation)                                                  Number)


                   711 NE 39th Street, Oklahoma City, OK   73105
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing

     On January 12, 2006, AMS Health Sciences, Inc. (the "Company") received a letter from the American Stock Exchange ("AMEX") giving the Company notice that the Company does not currently meet the AMEX's continued listing standards as set forth in Part 10 of the AMEX Company Guide (the "Company Guide"). Specifically, the Company is not in compliance with Section 1003(a)(ii) of the Company Guide, which provides that AMEX will consider suspending or delisting securities of a company that has shareholder's equity of less than $4,000,000 and has losses from continuing operations and/or net losses in three out of its four most recent fiscal years. The Company's shareholder's equity as reported on its Form 10-Q for the quarter ended September 30, 2005 was $3,737,460 and the Company recorded net losses for the 2004, 2003 and 2002 fiscal years.

     The Company is required to submit a plan to the AMEX by February 12, 2006 of the actions that it plans to take to bring itself back into compliance with
Section 1003(a)(ii) within 18 months from the Company's receipt of the non-compliance letter (the "Plan"). If the Plan is accepted, the Company may be able to continue its listing during the Plan period of up to 18 months, during which time the Company will be subject to periodic review by the AMEX to determine whether the Company is making progress consistent with its Plan.

     The Company is still in the process of formalizing its Plan to return to compliance with the AMEX listing standards. At this time the Company has reduced, and plans to continue to reduce, its overhead significantly going forward. As previously announced in 2005, and irrespective of the AMEX letter, the Company took actions to target annual cost reductions of approximately $1,500,000 pre-tax. This includes executive and administrative staff reductions and other administrative costs. The Company has also implemented a new marketing plan called Daily Priorities International (DPI), which the Company believes will result in good growth in its independent associate base, a re-invigoration of its existing associates, and an increase in its gross revenues.

     Attached hereto as Exhibit 9.01 is a copy of the press release issued by the Company on January 17, 2006 announcing that it had received a notice of non-compliance of listing standards from AMEX.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

Exhibit No.             Description
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99.1      Press release dated January 17, 2006

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        AMS HEALTH SCIENCES, INC.

                                             /s/ Robin Jacob
                                        By:  Robin Jacob
                                             Chief Financial Officer

Date:  January 17, 2006

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                                  EXHIBIT INDEX

Exhibit
No.                Description                   Method of Filing
---                -----------                   ----------------

99.1   Press release dated January 17, 2006    Filed herewith electronially